UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2025

Maquia Capital Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40380	85-4283150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Biscayne Boulevard, Suite 2406

Miami, FL 33132

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 608-1395

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	MAQCU	OTC
Class A Common Stock, par value $0.0001 per share	MAQCU	OTC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	MAQCU	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 29, 2025, Maquia Capital Acquisition Corporation, a Delaware corporation (“Maquia” or “SPAC”), Maquia Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of SPAC (“Merger Sub”) was notified by Marcum LLP (“Marcum”) that Marcum resigned as the Company’s independent registered public accounting firm. On November 1, 2024, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum. On May 29, 2025, following the approval of the Audit Committee of the Company’s Board of Directors, CBIZ CPAs was engaged, effective immediately, as the Company’s independent registered public accounting firm.

The reports of Marcum regarding the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that, the reports for the fiscal years ended December 31, 2023 and 2022 included an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2023 and 2022 and through May 29, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the identified material weaknesses previously reported in our Annual Report on Form 10-K for the years ended December 31, 2023 and December 31, 2022. The material weakness identified in our Annual Report on Form 10-K for the year ended December 31, 2023 related to the lack of internal controls over 1) the identification, accounting and reporting for complex financial instruments, 2) the calculation and reporting of income taxes, and 3) over the protection of funds permitted for withdrawal from the trust, including both the timely payment of income and other tax liabilities and ineffective oversight by the board and our management relating to the Company recurring non- compliance with an investment management trust agreement. The material weakness identified in our Annual Report on Form 10-K for the year ended December 31, 2022 related to the lack of internal controls over the accounting for complex financial instruments.

During the fiscal years ended December 31, 2023 and 2022, and through May 29, 2025, the date of Marcum’s resignation, neither the Company nor anyone on the Company’s behalf consulted with CBIZ CPAs regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ CPAs on the Company’s financial statements, and CBIZ CPAs did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements made by us in response to Item 304(a) of Regulation S-K and, if it does not agree, the respects in which it does not agree, as required under Item 304(a)(3) of Regulation S-K. A copy of Marcum’s letter, dated May 30 , 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
16.1	Letter from Marcum LLP to the Securities and Exchange Commission dated May 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maquia Capital Acquisition Corporation
Dated: May 30, 2025
	By:	/s/Jeronimo Peralta
		Name:	Jeronimo Peralta
		Title:	Chief Financial Officer

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